STATE OF GEORGIA  )
                  )
COUNTY OF CHATHAM )


         THIS AGREEMENT is made and entered into as of the 3rd day of December, 1990, by and between W. MILES GREER, of Chatham County, Georgia ("Employee"), and SAVANNAH ELECTRIC AND POWER COMPANY, a Georgia public utility corporation, with its principal office and place of business in Chatham county, Georgia (the "Company").

                              W I T N E S S E T H :

         WHERAS, Employee was employed by the Company on December 1, 1983, and was thereafter duly elected as an officer of the Company; and

         WHEREAS, prior to accepting employment by the Company, Employee and the Company negotiated a contract providing for Employee's compensation; and

         WHEREAS, the Company agreed, in connection with Employee's compensation, to credit Employee with eight (8) years of additional service with the Company under the terms and provisions of the Company's supplemental Executive Retirement Plan ("SERP") and the Company's Deferred Compensation Plan for Key Employees ("Deferred Compensation Plan"), copies of which are attached hereto as Exhibits "A" and "B," respectively, and made a part hereof by reference; and

         WHEREAS, the Company and Employee desire to confirm and reduce to writing their mutual understanding and agreement for such service credit of the Employee under the SERP and the Deferred Compensation Plan of the Company;

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable legal consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Additional Credited Service for Employee. The Company hereby credits Employee with eight (8) years of additional service under the provisions of the Company's SERP and Deferred Compensation Plan. Such eight (8) years of additional service of Employee shall be added to Employee's "Credited Service" as defined under Section 2.06 of said SERP and added to Employee's "Year of Service" as defined under Article II, Section 21, of said Deferred Compensation Plan.

         2. Confirmation of SERP and Deferred Compensation Plan. Except as amended hereby with respect to Employee, all of the terms and provisions of the SERP and Deferred Compensation Plan with respect to the Employee shall remain in full force and effect, including, without limitation, the provisions thereof providing for amendment and termination.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and its corporate seal to be affixed and Employee has hereunto set his hand and seal as of the day and year first above written.

                          SAVANNAH ELECTRIC AND POWER COMPANY

                          By:________________________________________
                                                     President

                          Attest:______________________________________
                                      Treasurer and Secretary

      (Corporate Seal)

                                ------------------------------
                                       W Miles Greer